Exhibit 99.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated as of January 5, 2021, is by and among Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (each, an “Elliott Party,” and together, the “Elliott Parties”), and Public Storage, a Maryland real estate investment trust (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Elliott Parties and the Company agree as follows:

1. Board of Trustees; Formation of Committee.

(a) Trustee Appointment. Within one (1) business day following the date hereof, the Board of Trustees of the Company (the “Board”) shall take (or shall have taken) such actions as are necessary to appoint each of Michelle Millstone-Shroff and Rebecca Owen (the “New Trustees”) as a member of the Board, in each case with an initial term expiring at the Company’s 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) (any or both of which addition(s) the Elliott Parties acknowledge the Board may implement by filling trusteeship vacancies created by the Board expanding its size). The Company acknowledges that it considered the Elliott Parties’ input regarding the potential benefits of further Board enhancements and nominee skillsets in connection with the appointment of the three trustees to the Board that the Company announced on December 13, 2020 (the “December 2020 Trustees”). The Company agrees that it will include the New Trustees in the slate of Board-nominated and recommended trustee candidates standing for election at the 2021 Annual Meeting in accordance with and subject to the Company’s policies and procedures of general application to members of the Board and applicable law.

(b) Trustee Departures. The Elliott Parties acknowledge that the Company has previously announced the departure of three incumbent trustees from the Board in connection with the appointment of the December 2020 Trustees. The Company acknowledges that one additional incumbent trustee will depart from the Board upon or prior to the appointment of the New Trustees (the “Trustee Retirement”) as described in the Press Release (as defined below).

(c) New Trustee Agreements, Arrangements and Understandings. Each of the Elliott Parties agrees that neither it nor any of its Affiliates (as defined below) (i) will pay any compensation to the New Trustees (including any Replacement New Trustee (as defined below)) or other members of the Board in connection with such person’s service on the Board or any committee thereof or (ii) have or will have any agreement, arrangement, or understanding, written or oral, with the New Trustees (including any Replacement New Trustee) or other members of the Board regarding the Company, including regarding such person’s service on the Board or any committee thereof, except with respect to the agreements entered into prior to the date hereof with the New Trustees regarding their initial nomination by the Elliott Parties (accurate and complete copies of which have been previously disclosed to the Company).

(d) Replacement New Trustee. If any New Trustee is unable or unwilling to serve as a trustee, resigns as a trustee, is removed as a trustee or ceases to be a trustee for any other reason prior to the expiration of the Cooperation Period (as defined below), the Elliott Parties and the Company will cooperate to select, and the Company will appoint, a substitute trustee mutually acceptable to the Company and the Elliott Parties (the “Replacement New Trustee”) to serve as a trustee of the Company for the remainder of such New Trustee’s term, which Replacement New Trustee must be a Qualified Candidate to be so selected. Effective upon the appointment of the Replacement New Trustee to the Board, such Replacement New Trustee will be considered a New Trustee for all purposes of this Agreement.

(e) New Trustee Information. The Elliott Parties acknowledge that as a condition to each New Trustee’s (and any Replacement New Trustee’s) appointment to the Board and any subsequent nomination of each New Trustee and any Replacement New Trustee for election as a trustee at any future Company meeting of shareholders, each New Trustee (or Replacement New Trustee), if requested by the Company, shall provide any consents and information the Company reasonably requires in connection with such appointment or nomination, including completion of the Company’s standard forms and D&O questionnaires, information required to be disclosed in a proxy statement or other filing under applicable law, stock exchange rules or listing standards, and information in connection with assessing eligibility, independence, and other criteria applicable to trustees or satisfying compliance and legal obligations, and to consent to appropriate background checks, in each case, to the extent consistent with the information and background checks required by the Company in accordance with past practice with respect to other members of the Board.

(f) Company Policies. The parties hereto acknowledge that each New Trustee (and any Replacement New Trustee), upon appointment to the Board, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading and disclosure policies, trustee resignation policy, employee interaction, and other governance guidelines and policies of the Company as other trustees of the Company (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation, fees, and reimbursement of expenses, as are applicable to all Independent trustees of the Company. The Company acknowledges that the Company Policies do not apply to the Elliott Parties and their Affiliates, including Company Policies with respect to trading in the Company’s securities, as they are not trustees or employees of the Company.

(g) Long Term Planning Committee. The Board shall take all action necessary to form an advisory Long Term Planning Committee of the Board (the “Committee”) heading into the Investor Day (as defined below) to support the Board and management’s reviews of the matters set forth in the Committee’s charter. The Board shall cause the Committee to be composed of six (6) members, initially including the Company’s Chief Executive Officer, who shall serve as Chairman of the Committee, the New Trustees, two of the December 2020 Trustees, and one other trustee who is Independent as determined by the Board, as specifically identified in the Committee Charter (as defined below). If any New Trustee is unable or unwilling to serve as a member of the Committee, resigns as a member, is removed as a member or ceases to be a member for any other reason prior to the Investor Day, the Elliott Parties shall be entitled to select, in consultation with the Company and as approved by the Board (such approval not to be unreasonably withheld, conditioned or delayed), a trustee serving on the Board at the time of such selection (including a Replacement New Trustee) to serve on the Committee as a replacement for such member (the “Replacement Committee Member”), provided that such Company consultation and Board approval shall not be required for a Replacement New Trustee selected by the Elliott Parties to serve as a Replacement Committee Member. Effective upon the appointment of the Replacement Committee Member to the Committee, such Replacement Committee Member will be considered a “New Trustee” solely for the purposes of the immediately preceding sentence. The charter of the Committee shall be in the form attached to this Agreement as Exhibit A (the “Committee Charter”), and shall not be modified prior to the Investor Day except with the written consent of the Elliott Parties (such consent not to be unreasonably withheld, conditioned or delayed). The Company agrees that the Committee shall continue in existence until the completion of the Investor Day, or such later date as may be determined by the Chairman of the Committee following consultation with the Board.

(h) Minimum Ownership Requirement. The rights of the Elliott Parties with respect to a Replacement New Trustee under Section 1(d) and a Replacement Committee Member under Section 1(g) shall expire at such time as the Elliott Parties cease to have a “net long position” of at least 0.75% of the Voting Securities (the “Minimum Ownership Threshold”). In the event that the Elliott Parties seek to exercise such rights, the Elliott Parties shall certify in writing to the Company that the Minimum Ownership Threshold is satisfied as of the proposed time of such exercise.

(i) Board Size. The Company agrees that from the Trustee Retirement and the appointment of the New Trustees as members of the Board until the end of the Cooperation Period, the size of the Board shall be no greater than fourteen (14) trustees.

(j) Investor Day. On or prior to May 14, 2021, the Company shall hold an investor day (the “Investor Day”) consistent with the Press Release.

(k) Termination. The Company’s obligations under this Section 1 shall terminate upon any material breach of this Agreement (including Section 2) by any Elliott Party upon five (5) business days’ written notice by the Company to the Elliott Parties if such breach has not been cured within such notice period, provided that the Company is not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period.

2. Cooperation.

(a) Non-Disparagement. Each of the Elliott Parties and the Company agrees that, from the date of this Agreement until the earlier of (x) December 31, 2021, and (y) the date that is 30 calendar days prior to the notice deadline under the Organizational Documents (as defined below) for the nomination of non-proxy access trustee candidates for election to the Board at the Company’s 2022 Annual Meeting of Shareholders (such period, the “Cooperation Period”), the Company and each Elliott Party shall refrain from making, and shall cause its respective controlling and controlled (and under common control) Affiliates and its and their respective principals, trustees, directors, members, general partners, officers, and employees not to make or cause to be made any statement or announcement that constitutes an ad hominem attack on, or that otherwise disparages, defames, slanders, impugns or is reasonably likely to damage the reputation of (A) in the case of any such statements or announcements by any of the Elliott Parties or their related parties: the Company and its Affiliates or any of its or their current or former officers, trustees, or employees, and (B) in the case of any such statements or announcements by the

Company or its related parties: the Elliott Parties and their Affiliates or any of their current or former principals, directors, members, general partners, officers, or employees, in each case including (x) in any statement (oral or written), document, or report filed with, furnished, or otherwise provided to the SEC (as defined below) or any other governmental or regulatory agency, (y) in any press release or other publicly available format or (z) to any journalist or member of the media (including, in a television, radio, newspaper, or magazine interview or podcast, Internet or social media communication); provided, however, that any unpremeditated, private, and informal remark to any person that is not part of any coordinated communication or campaign, and is not intended or designed to circumvent, directly or indirectly, the restrictions contemplated by this Section 2(a), will not be deemed a breach of this Section 2(a). The foregoing shall not (x) restrict the ability of any person to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over the party from whom information is sought or to enforce such person’s rights hereunder or (y) apply to any private communications among the Elliott Parties and their Affiliates and Representatives (in their capacity as such), on the one hand, and among the Company and its Affiliates and Representatives (in their capacity as such), on the other hand.

(b) Voting. During the Cooperation Period, each Elliott Party will cause all of the outstanding common shares, $0.10 par value, of the Company (“Company Common Shares”) that such Elliott Party or any of its controlling or controlled (or under common control) Affiliates has the right to vote (or to direct the vote) as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at any meeting of shareholders of the Company or at any adjournments or postponements thereof, to consent in connection with any action by written consent in lieu of a meeting, (w) in favor of each trustee nominated and recommended by the Board for election at the 2021 Annual Meeting or, if applicable, any other meeting of shareholders of the Company during the Cooperation Period, (x) against any shareholder nominations for trustee that are not approved and recommended by the Board for election at any such meeting or through any such written consent, (y) against any proposals or resolutions to remove any member of the Board, and (z) in accordance with recommendations by the Board on all other proposals or business that may be the subject of shareholder action at such meetings or written consents; provided, however, that the Elliott Parties and their Affiliates shall be permitted to vote in their sole discretion on any proposal with respect to an Extraordinary Transaction (as defined below); provided, further, that in the event that both Institutional Shareholder Services and Glass Lewis & Co. (including any successor thereof) issues a voting recommendation that differs from the voting recommendation of the Board with respect to any Company-sponsored proposal submitted to shareholders at a shareholder meeting (other than with respect to the election of trustees to the Board, the removal of trustees from the Board, the size of the Board and the filling of vacancies on the Board), the Elliott Parties shall be permitted to vote in accordance with any such recommendation.

(c) Standstill. During the Cooperation Period, each Elliott Party will not, and will cause its controlling and controlled (and under common control) Affiliates and its and their respective Representatives acting on their behalf (collectively with the Elliott Parties, the “Restricted Persons”) to not, directly or indirectly, without the prior written consent, invitation, or authorization of or by the Company or the Board:

(i) acquire, or offer or agree to acquire, by purchase or otherwise, or direct any Third Party in the acquisition of, record or beneficial ownership of any Voting Securities, or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to any Voting Securities, in each case, if such acquisition, offer, agreement or transaction would result in the Elliott Parties (together with their Affiliates) having beneficial ownership of more than 5.0% of, or aggregate economic exposure of more than 9.9% to, the Company Common Shares outstanding at such time;

(ii) (A) call or seek to call (publicly or otherwise), alone or in concert with others, a meeting of the Company’s shareholders or action by written consent (or the setting of a record date therefor), (B) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, except as expressly set forth in Section 1, (C) make or be the proponent of any shareholder proposal to the Company or the Board or any committee thereof, (D) seek, alone or in concert with others (including through any “withhold” or similar campaign), the removal of any member of the Board, (E) conduct a referendum of shareholders of the Company or (F) submit any notice regarding cumulation of votes with respect to a meeting of the Company’s shareholders or a consent solicitation; provided that nothing in this Agreement will prevent the Elliott Parties or their Affiliates from taking actions in furtherance of identifying any Replacement New Trustee or trustee candidate in connection with the Company’s 2022 Annual Meeting of Shareholders;

(iii) make any request for stock list materials or other books and records of the Company or any of its subsidiaries under any statutory or regulatory provisions providing for shareholder access to books and records of the Company or its Affiliates;

(iv) engage in any “solicitation” (as such term is used in the proxy rules promulgated under the Exchange Act (as defined below) excluding, for the avoidance of doubt, carve-outs relating to solicitations of ten or fewer shareholders) of proxies or consents with respect to the election or removal of trustees of the Company or any other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents;

(v) make or submit to the Company or any of its Affiliates any proposal for, or offer of (with or without conditions), either alone or in concert with others, any tender offer, exchange offer, merger, consolidation, acquisition, business combination, recapitalization, restructuring, liquidation, dissolution or similar extraordinary transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets) (each, an “Extraordinary Transaction”) either publicly or in a manner that would reasonably require public disclosure by the Company or any of the Elliott Parties (it being understood that the foregoing shall not restrict the Restricted Persons from tendering shares, receiving payment for shares or otherwise participating in any Extraordinary Transaction on the same basis as other shareholders of the Company);

(vi) make any public proposal with respect to (A) any change in the number, term or identity of trustees or the filling of any vacancies on the Board other than as provided under Section 1 of this Agreement, (B) any change in the capitalization, capital allocation policy or dividend policy of the Company, (C) any other change in the Company’s management or corporate or governance structure, (D) any waiver, amendment or modification to the Company’s Articles of Amendment and Restatement of Declaration of Trust or the Company’s Amended and Restated Bylaws (collectively, the “Organizational Documents”), (E) causing the Company Common Shares to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing the Company Common Shares to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(vii) knowingly encourage or advise any Third Party or knowingly assist any Third Party in encouraging or advising any other person (A) with respect to the giving or withholding of any proxy or consent relating to, or other authority to vote, any Voting Securities, or (B) in conducting any type of referendum relating to the Company (including for the avoidance of doubt with respect to the Company’s management or the Board) (other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter, or as otherwise specifically permitted under this Agreement);

(viii) form, join or act in concert with any “group” as defined in Section 13(d)(3) of the Exchange Act, with respect to any Voting Securities, other than solely with Affiliates of the Elliott Parties with respect to Voting Securities now or hereafter owned by them;

(ix) enter into a voting trust, arrangement or agreement with respect to any Voting Securities, or subject any Voting Securities to any voting trust, arrangement or agreement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case other than (A) this Agreement, (B) solely with Affiliates of the Elliott Parties or (C) granting proxies in solicitations approved by the Board;

(x) engage in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, share appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange traded fund, benchmark fund or broad basket of securities) that includes, relates to, or derives any significant part of its value from a decline in the market price or value of the securities of the Company and would, in the aggregate or individually, result in the Elliott Parties ceasing to have a “net long position” in the Company;

(xi) sell, offer, or agree to sell, all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Company Common Shares held by a Restricted Person to any Third Party;

(xii) institute, solicit or join, as a party, any litigation, arbitration, or other proceeding against or involving the Company or any of its subsidiaries or any of its or their respective current or former trustees or officers (including derivative actions); provided, however, that for the avoidance of doubt, the foregoing shall not prevent any Restricted Person from (A) bringing litigation against the Company to enforce any provision of this Agreement instituted in accordance with and subject to Section 10, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company or its Affiliates against a Restricted Person, (C) bringing bona fide commercial disputes that do not relate to the subject matter of this Agreement, (D) exercising statutory appraisal rights or (E) responding to or complying with validly issued legal process;

(xiii) enter into any negotiations, agreements (whether written or oral), arrangements, or understandings with any Third Party to take any action that the Restricted Persons are prohibited from taking pursuant to this Section 2(c); or

(xiv) make any request or submit any proposal to amend or waive the terms of this Agreement (including this subclause), in each case publicly or which would reasonably be expected to result in a public announcement or disclosure of such request or proposal by the Company or any of the Restricted Persons;

provided, that the restrictions in this Section 2(c) shall terminate automatically upon the earliest of the following: (i) any material breach of this Agreement by the Company (including, without limitation, a failure to appoint the New Trustees to the Board or the Committee in accordance with Section 1 or a failure to issue the Press Release in accordance with Section 3) upon five (5) business days’ written notice by any of the Elliott Parties to the Company if such breach has not been cured within such notice period, provided that the Elliott Parties are not in material breach of this Agreement at the time such notice is given or prior to the end of the notice period; (ii) the Company’s entry into (x) a definitive agreement with respect to any Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities or assets having an aggregate value exceeding 50% of the aggregate enterprise value of the Company or (y) one or more definitive agreements providing for a transaction or series of related transactions which would in the aggregate result in the Company issuing to one or more Third Parties at least 10% of the Company Common Shares (including on an as-converted basis) outstanding immediately prior to such issuance(s) (including in a PIPE, convertible note, convertible preferred security or similar structure) during the Cooperation Period (provided that securities issued as consideration for (or in connection with) the acquisition of the assets, securities and/or business(es) of another person by the Company or one or more of its subsidiaries shall not be counted toward this clause (y)); (iii) the commencement of any tender or exchange offer (by any person or group other than the Elliott Parties or their Affiliates) which, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the Voting Securities, where the Company files with the SEC a Schedule 14D-9 (or amendment thereto) that does not recommend that its shareholders reject such tender or exchange offer (it being understood that nothing herein will prevent the Company from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act in response to the commencement of any tender or exchange offer); and (iv) the Company classifying its Board into staggered classes without shareholder approval. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including but not limited to the restrictions in this Section 2(c)) will prohibit or restrict any of the Restricted Persons from (A) making any public or private statement or announcement with respect to any Extraordinary Transaction that is publicly announced by the Company or a Third Party, (B) making any factual statement to comply with any subpoena or other legal process or respond to a request for information from any governmental authority with jurisdiction over such person from whom information is sought (so long as such process or request did not arise as a result of discretionary acts by any Restricted Person), (C) granting any liens or encumbrances on any claims or interests in favor of a bank or broker-dealer or prime broker holding such claims or interests in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claims or interests in accordance with the terms of the custody or prime brokerage agreement(s), as applicable, (D) negotiating, evaluating and/or trading, directly or indirectly, in any index fund, exchange traded fund, benchmark fund or broad basket of securities which may contain or otherwise reflect the performance of, but not primarily consist of, securities of the Company or (E) providing its views privately to the Board or management regarding any matter, or privately requesting a waiver of any provision of this Agreement, as long as such private communications or requests would not reasonably be expected to require public disclosure of such communications or requests by the Company or any of the Restricted Persons.

(d) Information Sharing Agreement. Concurrently with execution of this Agreement, the Company is entering into an agreement with the Elliott Parties (the “Information Sharing Agreement”) to enable the Company to share confidential information regarding the Company with the Elliott Parties relating to anticipated Investor Day-related disclosures and enable the Elliott Parties to privately provide their confidential views regarding such matters directly to the Company.

3. Public Announcement. Unless otherwise agreed by the parties, not later than 9:00 a.m. Eastern Time on January 5, 2021, the Company shall issue a press release in the form attached to this Agreement as Exhibit B (the “Press Release”) and file with the SEC a Current Report on Form 8-K (the “Form 8-K”) disclosing its entry into this Agreement and file a copy of this Agreement and the Press Release as exhibits thereto (provided if the Company is unable to issue the Press Release or file the Form 8-K for reasons outside of its control, the Company shall issue the Press Release and file the Form 8-K as promptly as practicable following the execution of this Agreement). The Company shall provide the Elliott Parties and their Representatives with a copy of such Form 8-K prior to its filing with the SEC and shall consider any timely comments of the Elliott Parties and their Representatives. Neither of the Company or any of its Affiliates nor the Elliott Parties or any of their Affiliates shall make any public statement regarding the subject matter of this Agreement, this Agreement or the matters set forth in the Press Release prior to the issuance of the Press Release without the prior written consent of the other party.

4. Withdrawal of Nomination and Other Notices. Effective upon the date hereof, the Elliott Parties shall irrevocably withdraw, and shall be deemed to have (without any further action being required) irrevocably withdrawn, the cumulative voting intention notices from the Elliott Parties dated November 12, 2020 and December 8, 2020 and the trustee nomination intention notice dated December 8, 2020, and such notices shall be deemed null, void and without effect.

5. Representations and Warranties of the Company. The Company represents and warrants to the Elliott Parties as follows: (a) the Company has the power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed, and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; (c) the execution, delivery, and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration, or cancellation of, any organizational document, agreement, contract, commitment, understanding, or arrangement to which the Company is a party or by which it is bound; (d) the Company has not received prior to the date hereof any cumulative voting intention shareholder notice or trustee nomination intention shareholder notice with respect to the 2021 Annual Meeting in accordance with the Organizational Documents other than such notices received from the Elliott Parties as specified in Section 4; and (e) the Company will not classify its Board into staggered classes without shareholder approval prior to the 2021 Annual Meeting.

6. Representations and Warranties of the Elliott Parties. Each Elliott Party represents and warrants to the Company as follows: (a) such Elliott Party has the power and authority to execute, deliver, and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed, and delivered by such Elliott Party, constitutes a valid and binding obligation and agreement of such Elliott Party and is enforceable against such Elliott Party in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery, and performance of this Agreement by such Elliott Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to such Elliott Party, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration, or cancellation of, any organizational document, agreement, contract, commitment, understanding, or arrangement to which such Elliott Party is a party or by which it is bound.

7. Definitions. For purposes of this Agreement:

(a) the term “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, that none of the Company or its Affiliates or Representatives, on the one hand, and the Elliott Parties and their Affiliates or Representatives, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement; provided, further, that “Affiliates” of a person shall not include any entity, solely by reason of the fact that one or more of such person’s employees or principals serves as a member of its board of trustees or similar governing body, unless such person otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act); provided, further, that with respect to the Elliott Parties, “Affiliates” shall not include any portfolio operating company (as such term is understood in the private equity industry) of any of the Elliott Parties or their Affiliates;

(b) the terms “beneficial owner” and “beneficially own” have the same meanings as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a person will also be deemed to be the beneficial owner of all shares of the Company’s authorized share capital which such person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement, or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and all shares of the Company’s authorized share capital which such person or any of such person’s Affiliates has or shares the right to vote or dispose;

(c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder;

(d) the term “Independent” means that such person qualifies as independent of the Company under all applicable listing standards, applicable rules of the SEC and publicly disclosed standards used by the Board in determining the independence of the Company’s trustees;

(e) the terms “person” or “persons” mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization, or other entity of any kind or nature;

(f) the term “Qualified Candidate” shall mean an individual who (i) qualifies as Independent, (ii) is not an employee, officer, director, trustee, general partner, manager, or other agent of an Elliott Party or of any Affiliate of an Elliott Party, (iii) is not a limited partner, member, or other investor in any Elliott Party or any Affiliate of an Elliott Party, (iv) does not have any agreement, arrangement, or understanding, written or oral, with any Elliott Party or any Affiliate of an Elliott Party regarding such person’s service as a trustee of the Company, and (v) meets all other qualifications required for service as a trustee set forth in the Organizational Documents and the Company’s Corporate Governance Guidelines and Trustees’ Code of Ethics;

(g) the term “Representatives” means a party’s directors, trustees, members, general partners, managers, officers, employees, agents, and other representatives;

(h) the term “SEC” means the U.S. Securities and Exchange Commission;

(i) the term “Third Party” means any person that is not a party to this Agreement or a controlling or controlled (or under common control) Affiliate thereof , a trustee or officer of the Company, or legal counsel to any party to this Agreement; and

(j) the term “Voting Securities” means the Company Common Shares and any other Company securities entitled to vote in the election of trustees, or securities convertible into, or exercisable or exchangeable for, such shares or other securities, whether or not subject to the passage of time or other contingencies; provided that as pertains to any obligations of the Elliott Parties or any Restricted Persons hereunder (including under Section 2(c)), “Voting Securities” will not include any securities contained in any index fund, exchange traded fund, benchmark fund, or broad basket of securities which may contain or otherwise reflect the performance of, but not primarily consist of, securities of the Company.

8. Notices. All notices, consents, requests, instructions, approvals, and other communications provided for herein and all legal process in regard to this Agreement will be in writing and will be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address(es) set forth below, (b) given by fax, when transmitted to the fax number set forth below (if any such numbers are set forth below) if such fax is also contemporaneously accompanied by an identical communication made in accordance with clause (a) or (c) or (d) of this Section 8, (c) given by a nationally recognized overnight carrier, one (1) business day after being sent or (d) if given by any other means, when actually received during normal business hours at the address specified in this Section 8:

if to the Company:

Public Storage

701 Western Avenue

Glendale, California 91201

Attention: Nathaniel A. Vitan, Esq.

                 Senior Vice President, Chief Legal Officer & Corporate Secretary

Email: nvitan@publicstorage.com

with a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Adam O. Emmerich, Esq.

                 Sabastian V. Niles, Esq.

                 Viktor Sapezhnikov, Esq.

Email:      AOEmmerich@wlrk.com

                 SVNiles@wlrk.com

                 VSapezhnikov@wlrk.com

if to the Elliott Parties:

Elliott Investment Management L.P.

777 South Flager Drive

West Palm Beach, FL 33401

Attention: Jesse Cohn

                 Johannes Weber

                 Jeremy Grant

                 Steven Barg

                 Scott Grinsell

Email:      jcohn@elliottmgmt.com

                 jweber@elliottmgmt.com

                 jgrant@elliottmgmt.com

                 sbarg@elliottmgmt.com

                 sgrinsell@elliottmgmt.com

with a copy to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Attention: Steve Wolosky

                 Kenneth Mantel

Email:      swolosky@olshanlaw.com

kmantel@olshanlaw.com

9. Expenses. All fees, costs, and expenses incurred in connection with this Agreement and all matters related to this Agreement will be paid by the party incurring such fees, costs, or expenses.

10. Specific Performance; Remedies; Venue.

(a) The Company and the Elliott Parties acknowledge and agree that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company and the Elliott Parties will each respectively be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, THE COMPANY AND EACH ELLIOTT PARTY AGREES (1) THE NON-BREACHING PARTY WILL BE ENTITLED TO INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (2) THE BREACHING PARTY WILL NOT PLEAD IN DEFENSE THERETO THAT THERE WOULD BE AN ADEQUATE REMEDY AT LAW; AND (3) THE BREACHING PARTY AGREES TO WAIVE ANY BONDING REQUIREMENT

UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF. THIS AGREEMENT WILL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

(b) The Company and each Elliott Party (i) irrevocably and unconditionally submits to the personal jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the federal, or other state courts located in Wilmington, Delaware), (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such courts, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried, and determined only in such courts, (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than the aforesaid courts. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof.

11. Severability. If at any time subsequent to the date hereof, any provision of this Agreement is held by any court of competent jurisdiction to be illegal, void, or unenforceable, such provision will be of no force and effect, but the illegality or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

12. Termination. This Agreement will terminate upon the expiration of the Cooperation Period. Upon such termination, this Agreement shall have no further force and effect. Notwithstanding the foregoing, Sections 7 to 17 shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

13. Counterparts. This Agreement may be executed in one or more counterparts and by scanned computer image (such as ..pdf), each of which will be deemed to be an original copy of this Agreement.

14. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Company and the Elliott Parties and is not enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties, and any assignment in contravention hereof will be null and void.

15. No Waiver. No failure or delay by any party in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder.

16. Entire Understanding; Amendment. This Agreement (together with the Information Sharing Agreement) contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by the Company and the Elliott Parties.

17. Interpretation and Construction. The Company and each Elliott Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and each Elliott Party, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

ELLIOTT PARTIES

ELLIOTT INVESTMENT MANAGEMENT L.P.

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ELLIOTT ASSOCIATES, L.P.

By : Elliott Investment Management L.P., as attorney-in-fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL, L.P.

By :	Hambledon, Inc., its General Partner

By :	Elliott Investment Management L.P., as attorney-in-fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

[Signature Page to Cooperation Agreement]

THE COMPANY

PUBLIC STORAGE

By:	/s/ Nathaniel A. Vitan
	Name:	Nathaniel A. Vitan
	Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary

[Signature Page to Cooperation Agreement]

Exhibit A

FORM OF

PUBLIC STORAGE

COMMITTEE CHARTER

FOR THE LONG-TERM PLANNING COMMITTEE

Adopted by the Board of Trustees on January 5, 2021

I. PURPOSE, STRUCTURE, AND OPERATIONS

The advisory Long-Term Planning Committee (the “Committee”) of the Board of Trustees (the “Board”) of Public Storage (the “Company”) is formed to support the Board and management’s review, ahead of the 2021 Investor Day (as defined below), of the Company’s long-term planning, priorities and strategy, growth initiatives, capital allocation priorities, and continued balance sheet optimization.

Composition and Qualifications

The Committee shall comprise six (6) trustees appointed by the Board to the Committee. In addition to the Chief Executive Officer of the Company, the initial members of the Committee appointed by the Board shall be the two New Trustees, two December 2020 Trustees and one additional Independent trustee (each as defined in the Cooperation Agreement, by and among the Company and Elliott Investment Management L.P., Elliott Associates, L.P., and Elliott International, L.P. (together, the “Elliott Parties”)), specifically Leslie Heisz, Michelle Millstone-Shroff, Shankh Mitra, David Neithercut, Rebecca Owen and Joseph D. Russell. The process for selecting replacements for the New Trustees (as defined in the Cooperation Agreement) on the Committee shall be subject to the terms of the Cooperation Agreement.

Any new member of the Committee (other than the Company’s Chief Executive Officer) must be Independent (as defined in the Cooperation Agreement) and not have previously served as an officer or employee of the Company or any Company affiliate, or as a director or trustee of any Company affiliate in the past three years.

Chairperson

The initial chairperson of the Committee (the “Chairperson”) shall be Joseph D. Russell, the Company’s Chief Executive Officer. The Board may select any member of the Committee as a successor Chairperson. The Chairperson shall chair all regular sessions of the Committee and be responsible for setting the agendas for Committee meetings (in consultation with management, as appropriate). Committee members shall direct and coordinate any information requests through the Chairperson, who shall liaise with members of management as needed with respect to such requests that concern fulfilling the Committee’s duties and responsibilities.

Duration

The Committee shall remain in existence until the completion of the Company’s investor day referenced in the Cooperation Agreement (the “2021 Investor Day”) or such later date as may be determined by the Chairman of the Committee following consultation with the Board.

Operations

Any conclusions, findings, or recommendations of the Committee shall be non-binding and advisory. For the avoidance of doubt, the Committee’s deliberations, materials reviewed, conclusions, communications, findings, and recommendations shall be private and kept strictly confidential, including in accordance with the Board’s policies.

Authority

The Committee has the authority to, among other things:

A. retain its own accountants, consultants, financial advisors, lawyers and other advisors as it may determine, in its sole discretion, are necessary and appropriate; and

B. request any information it requires from employees and advisors of the Company, all of whom shall be directed to cooperate in a timely manner with the Committee, as it deems necessary.

II. RESPONSIBILITIES

The Committee shall be authorized to review, evaluate, and make recommendations to the Board regarding the following matters, including (to the extent applicable) the timing for the implementation thereof:

1.	long-term planning, priorities and strategy;

2.	growth initiatives;

3.	capital allocation priorities, including development activities and acquisitions, dividend and capital return policy, and portfolio of public equities;

4.	short-term and long-term balance sheet optimization plans; and

5.	any other related matters as may be determined by the Board from time to time.

In connection with its foregoing responsibilities, the Committee shall:

A. Meet periodically as circumstances dictate. The Chairperson shall be responsible for convening and calling meetings of the Committee. The Committee may hold meetings telephonically or by videoconference. A majority of all members of the Committee shall constitute a quorum for the transaction of business, and the act of a majority of all members of the Committee shall be the act of the Committee.

B. Present its recommendations (by act of a majority of all members of the Committee) to the Board based on the conclusions of its review reasonably in advance of the 2021 Investor Day at such time as the Committee deems appropriate (it being understood for the avoidance of doubt that Committee members may share their views and recommendations to the Board regarding matters that may be considered in furtherance of the Committee’s purposes).

C. Consult with management and the Board with respect to the Company’s communications to be issued in connection with the 2021 Investor Day, including as to matters concerning sustainability and diversity and the other topics referred to in the Company’s press release announcing the 2021 Investor Day.

D. Maintain minutes or other records of its meetings and shall provide regular updates to the Board at the Board’s regularly scheduled meetings (or more frequently as requested by the Chair of the Board or as determined by the Chairperson of the Committee) on its meetings, including the Committee’s activities, conclusions, and/or recommendations as appropriate and on such other matters as required by this charter or as the Board may from time to time specify.

E. Periodically review its own performance.

III. AMENDMENTS

This Charter shall be amended as determined by the Board, subject to the applicable provisions of the Cooperation Agreement.

Exhibit B

Form of Press Release

**Included as Exhibit 99.2 to this Current Report on Form 8-K**